MILACRON


                     Cincinnati, Ohio 45209

                     ______________________


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To be held April 27, 1999

 The  Annual  Meeting of the Shareholders of Milacron  Inc.  (the
"Company")  will  be held at the Queen City Club,  331  East  4th
Street,  Cincinnati, Ohio, 45202 on Tuesday, April 27,  1999,  at
9:00 A.M., E.D.T., for the following purposes:

 1. To elect four directors.

 2. To confirm the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 1999.

 3.  To  approve  the Milacron Inc. 1999 Employee Stock  Purchase
Plan.

 4. To transact such other business as may properly come before the meeting.

 The  Board of Directors has fixed the close of business on March
12,  1999,  as  the record date for determining the  shareholders
entitled  to  notice  of  and  to  vote  with  respect  to   this
solicitation.

 The Annual Report of the Company for the year 1998, containing financial statements, is enclosed.

            PLEASE MARK, SIGN AND RETURN THE ENCLOSED
                 PROXY IN THE ENVELOPE PROVIDED.

                          By order of the Board of Directors,


                          Hugh C. O'Donnell, Vice President,
                          General Counsel and Secretary

       The date of this Proxy Statement is March 26, 1999.











                         Milacron Inc.

                     4701 Marburg Avenue

                     Cincinnati, OH 45209



                    _______________________



                       PROXY STATEMENT

    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 1999

 The Proxy Statement is furnished to shareholders on or about March 26,1999, in connection with the solicitation by the Board of Directors of Milacron Inc., a Delaware corporation (the "Company"), 4701 Marburg Avenue, Cincinnati, Ohio 45209 of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held on April 27, 1999, and any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A shareholder who has given a proxy may revoke it by voting in person at the meeting, by giving a written notice of revocation to the Secretary of the Company at the address indicated above or by giving a later dated proxy at any time before voting.

 If a choice has been specified by a shareholder with respect to any matter by means of the ballot on the proxy, the shares represented by such proxy will be voted or withheld from voting accordingly. If no choice is so specified, the shares will be voted FOR the election of the nominees for Director set forth on the proxy, FOR confirmation of Ernst & Young LLP as independent auditors of the Company for the fiscal year 1999 and FOR approval of the Milacron Inc. 1999 Employee Stock Purchase Plan.

 It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order that your shares may be voted at the meeting.

 Shareholders of record of the Company's Common Stock, par value $1.00 per share ("Common Stock"), and of its 4% Cumulative Preferred Stock, par value $100 per share ("Preferred Stock"), at the close of business on March 12, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, there were outstanding 60,000 shares of Preferred Stock and 37,292,033 shares of Common Stock.

 Each share of Preferred Stock is entitled to 24 votes. The Company's Amended Certificate of Incorporation, subject to certain exceptions, provides that each share of Common Stock entitles the holder thereof to ten votes on each matter to be considered at the meeting, except that no holder shall be entitled to exercise more than one vote on any such matter in respect of any share of Common Stock with respect to which there has been a change of beneficial ownership after February 1, 1996. Based on the information with respect to beneficial ownership possessed by the Company at the date of this Proxy Statement, the holders of more than half of the shares of Common Stock will be entitled to exercise ten votes per share at the meeting and the holders of the remainder of the outstanding shares of Common Stock will be entitled to one vote per share. The actual voting power of each holder of Common Stock will be based on information possessed by the Company at the time of the meeting.

 Proxy cards, with text printed in black on white stock, are being furnished to individuals with this Proxy Statement to cover shares of Common Stock with respect to which the Company's records show beneficial ownership as of February 1, 1996, or thereafter. Each of these cards has at the upper center area of the signature side an indication of the total vote to which the respective individual holder is entitled.

 Shares of Common Stock held of record in the names of banks, brokers, nominees and certain other entities are covered by Proxy cards on white stock with a blue stripe. A shareholder who has been a continuous beneficial owner since February 1, 1996, is entitled to ten votes for each share of Common Stock PROVIDED the certification form on the Proxy card with the blue stripe is completed. If this certification is not completed, a change of beneficial ownership will, for purposes of this Annual Meeting, be deemed to have occurred after February 1, 1996, with respect to all the shares of Common Stock covered thereby, so that the holder will be entitled to only one vote per share for all such shares.

 For purposes of exercising the pass through voting rights for participants in the Company's employee benefit plans, and Aeroquip - Vickers' Savings and Profit Sharing Plan, each participant having shares of Common Stock credited to his or her account will receive a voting direction card on white stock with a pink stripe (the Company's plan) or a green stripe (the Aeroquip - Vickers' Plan) to be returned to the Trustee of the respective benefit plan with voting instructions.

 The holders of shares of Common Stock and Preferred Stock entitling them to exercise a majority of the total voting power of the Company's stock, present in person or by proxy, at the Annual Meeting shall constitute a quorum.

Proxy Solicitation
 The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company in person, by telephone or fax. No additional compensation to such persons will be paid for such solicitation.

 Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Common Stock and Preferred Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee estimated at $15,000, plus reasonable out-of-pocket expenses.

                      ELECTION OF DIRECTORS

 The shares of the Preferred Stock and the shares of the Common Stock vote together as a single class for the election of Directors. The candidates receiving the greatest number of votes up to the number of Directors to be elected will be elected. Votes withheld on Directors as well as broker non-votes will be counted toward the establishment of quorum, but will have no effect on the election of Directors.

 Under the Company's By-Laws, the Board of Directors is to consist of a number fixed by the Board, and is not to be less than nine nor more than fifteen members. Currently, the number of Board members is set at ten, divided among three classes.

 The persons named as proxies on the enclosed Proxy card (the "Proxy Committee") intend to vote (unless authority to do so is withheld) for the re-election for a three-year term of four
Directors: Neil A. Armstrong, David L. Burner, Barbara Hackman Franklin and Joseph A. Pichler. Mr. Armstrong will reach retirement age under the Board's retirement policy during said three-year term. The four nominees have consented to being named as such and to serve if elected.

 In the unexpected event that, prior to the election, any one or more of the nominees shall be unable to serve, the Proxy Committee will vote for the election of such substitute nominees, and for such term or terms as the Board of Directors may propose, and in no event may proxies be voted for more than four Directors.

 The following information is furnished with respect to each nominee for election as a Director and for each other person whose terms of office as a Director will continue after the meeting:



_________________________________________________________________

DARRYL F. ALLEN               Member:  Audit Committee
Director since 1993           Term expires 2000
Age 55

Mr. Allen is, and has been for more than the past five years, Chairman, President and Chief Executive Officer of Aeroquip-Vickers, Inc., Maumee, Ohio, a world-wide manufacturer and distributor of engineered components and systems for markets which include industrial, automotive, aerospace and defense. Director of Aeroquip-Vickers, Inc. and Fifth Third BANCOROP.
_________________________________________________________________


NEIL A. ARMSTRONG             Member:  Executive Committee
Director since 1980                    Audit Committee
Age 68                        Term expires 1999, nominee for
                              three year term

Mr. Armstrong is, and has been for more than the past five years, Chairman of AIL Systems, Inc., Deer Park, NY, manufacturer of electronic components and systems. Director of The Cinergy Co., USX Corporation, Cordant Technologies, Inc. and RTI International Metals, Inc.
-----------------------------------------------------------------

DAVID L. BURNER               Member:  Audit Committee
Director since 1998           Term Expires 1999, nominee for
Age 59                        three year term


Mr. Burner is the Chairman, President and Chief Executive Officer of the The BFGoodrich Company, Richfield, Ohio, a provider of aircraft systems and services, and performance materials, and has served in that capacity since July, 1997. He was Chief Executive Officer from December, 1996, to July, 1997, and President of the Company from December, 1995, to January, 1997. From 1987 to 1997 he was an Executive Vice President of the Company and the President & COO of BFGoodrich Aerospace. Director of Brush Wellman, Inc. and The BFGoodrich Company.

_________________________________________________________________

BARBARA HACKMAN FRANKLIN      Member:  Audit Committee
Director since 1996                    Nominating and Corporate
Age 58                                 Governance Committee
                              Term expires 1999, nominee for
                              three year term


Ms. Franklin is President and CEO of Barbara Franklin Enterprises, Washington, D.C., an international consulting and investment firm, and has served in that capacity since January, 1995. Prior thereto, she was an independent director, consultant and lecturer (1993-1995), and in 1992 she served as the 29th U.S. Secretary of Commerce. Director of Aetna, Inc., The DOW Chemical Company, AMP Inc. and MedImmune, Inc.

_________________________________________________________________

HARRY A. HAMMERLY             Member:  Audit Committee
Director since 1992                    Nominating and Corporate
Age 65                                 Governance Committee
                              Term expires 2001

Mr. Hammerly had served for more than five years, until his retirement in 1995, as Executive Vice President of 3M Company, St. Paul, Minnesota, a world-wide manufacturer serving industrial, commercial, health care and consumer markets. Director of Apogee Enterprises, Inc., BMC Industries, Inc. and Brown & Sharpe Manufacturing.

_________________________________________________________________

DANIEL J. MEYER               Member:  Executive Committee
Director since 1985           Term expires 2001
Age 62

Mr. Meyer is, and has been for more than the past five years, Chairman and Chief Executive Officer of the Company. In January, 1998, he reassumed the additional office of President. Director of Firstar Corporation, The E.W. Scripps Company and Hubbell Incorporated.
-----------------------------------------------------------------

JAMES E. PERRELLA             Member:  Personnel and Compensation
Director since 1993                    Committee
Age 63                                 Nominating and Corporate
                                       Governance Committee
                              Term expires 2000

Mr. Perrella is Chairman, President and Chief Executive Officer of Ingersoll-Rand Company, Woodcliff Lake, New Jersey, a world-wide manufacturer of machinery and equipment for automotive, construction, energy and general industries, and has served in that capacity since November, 1993. Director of Becton Dickinson and Company, Ingersoll-Rand Company and Rio Algom Ltd.


_________________________________________________________________

JOSEPH A. PICHLER             Member:  Executive Committee
Director since 1996                    Personnel and Compensation
Age 59                                 Committee
                              Term expires 1999, nominee for
                              three year term


Mr. Pichler is, and has been for more than the past five years, Chairman of the Board and Chief Executive Officer of The Kroger
Co., Cincinnati, Ohio, a food retailer and manufacturer. Director of Federated Department Stores, Inc. and The Kroger Co.

_________________________________________________________________

DR. JOSEPH A. STEGER          Member:  Executive Committee
Director since 1985                    Nominating and Corporate
Age 62                                  Governance Committee
                                       Personnel and Compensation
                                       Committee
                              Term expires 2001

Dr. Steger is, and has been for more than the past five years,
President, University of Cincinnati.  Director of Crucible
Materials, Inc. and Provident Bancorp, Inc.
_________________________________________________________________



HARRY C. STONECIPHER          Member:  Personnel and Compensation
Director since 1991                    Committee
Age 62                                 Term expires 2000


Mr. Stonecipher is President and Chief Operating Officer of The Boeing Company, Seattle, Washington, a producer of military and commercial jet aircraft and helicopters as well as missiles, space launch vehicles, and electronic systems, and has served in that capacity since August, 1997. He was President and Chief Executive Officer of McDonnell Douglas Corporation from 1994 to 1997, and Chairman, President and Chief Executive Officer of Sundstrand Corporation, from 1991 to 1994. Director of The Boeing Company, Computer Management Sciences Inc. and Sentry Insurance Co.









             BOARD OF DIRECTORS AND BOARD COMMITTEES


Compensation and Benefits
 The Company compensates non-employee Directors by payment of an annual retainer of $30,000. All or a portion of this retainer may be deferred into a Company stock or a cash account under the terms of the Company's Plan for the Deferral of Directors' Compensation, with it being required that a minimum of $5,000 be payable in Company stock and credited to a deferred stock account under the plan. The Company also compensates non-employee Directors by payment of a fee of $1,500 for each Board and committee meeting attended and a fee of $1,000 for participation in each telephone meeting. Chairpersons of the Audit Committee, Nominating and Corporate Governance Committee and Personnel and Compensation Committee also receive an annual retainer of $2,000. In addition, the Directors may elect to be covered by $100,000 of group term life insurance.

 Awards of restricted shares and stock options to Directors are provided for in the 1997 Long-Term Incentive Plan. As a new member of the Board, Mr. Burner received a grant of 1,000 shares of restricted stock under the Plan in fiscal year 1998. Ms. Franklin and Messrs. Allen, Armstrong, Hammerly, Perrella, Pichler, Steger and Stonecipher each received a stock option grant of 2,000 shares under the Plan in fiscal year 1998.

 The Retirement Plan for Non-Employee Directors was closed on February 6, 1998 with respect to all non-employee Directors beginning their first term on the Board after said date. The non-employee Directors who were not beginning their first term after February 6, 1998 were given the election to continue to participate in the Retirement Plan for Non-Employee Directors or receive the current value of the Director's projected benefit in a lump sum credited to a deferred stock account under the Company's Plan for the Deferral of Directors' Compensation. The Retirement Plan for Non-Employee Directors has a six year vesting requirement with monthly benefits paid for life. For non-employee Directors with ten or more years vested service, the benefit under the Retirement Plan for Non-Employee Directors is equal to one hundred percent of the Director's base retainer as of the last day of service. A reduced benefit is payable to non-employee Directors with less than ten years vested service.

Meetings and Committees
 The Board of Directors held six meetings in fiscal year 1998. Average attendance by Directors at the aggregate of the Board and committee meetings was 98%. No Director attended fewer than 89% of the aggregate of the meetings of the Board and the committees on which they served.

 The Board of Directors has established four committees with specific responsibilities. The Executive Committee is composed of four members, three non-employee Directors and one employee Director. The Committee meets only on call and may exercise, in the intervals between meetings of the Board, powers of the Board in the management of the business and affairs of the Company. The Committee held no meetings in fiscal year 1998.

 The Audit Committee is composed of five non-employee Directors. The Committee recommends to the Board of Directors the appointment of the independent auditors and meets with members of management, the independent auditors and the internal auditors, both together and privately, to review the annual financial statements, audit coverage and results, the adequacy of internal accounting controls and the quality of financial reporting. The Committee also oversees the Company's compliance with its policies regarding boycotts and questionable payments and practices. The Committee held three meetings in fiscal year 1998.

 The Personnel and Compensation Committee is composed of four non-employee Directors. The Committee recommends to the Board of Directors the compensation of the Chairman, reviews the compensation of all corporate officers, reviews management manpower planning and development programs and administers management incentive programs. The Committee held three meetings in fiscal year 1998.

 The Nominating and Corporate Governance Committee is composed of four non-employee Directors. The Committee recommends to the Board of Directors the names of possible nominees for election to the Board. The Committee will consider any recommendation by shareholders of possible Director nominees submitted in writing to the Committee in care of the Secretary of the Company no later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting of Shareholders was mailed. Biographical data and the proposed nominee's written consent to be named as a nominee must be included. The Committee also recommends the standing and special committees, considers matters relating to corporate governance, provides the Board with materials on matters of Board behavior (i.e., ethics and policies of public concern) and evaluates the performance and effectiveness of the Board as a whole. The Committee held two meetings in fiscal year 1998.

Shareholder Meetings: Conducting Business and Notice
 At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder who is entitled to vote with respect thereto and who has given timely notice thereof in writing to the Secretary of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. Notice requirements for shareholder proposals at the 2000 Annual Meeting are provided for on page 16.


             PRINCIPAL HOLDERS OF VOTING SECURITIES
 The following table gives information concerning the beneficial owners of more than five percent of the Company's outstanding shares of Common Stock and Preferred Stock as of March 12, 1999:

                         Common Stock




               Beneficial Owner    Shares    Percent of Outstanding




None






                                 Preferred Stock


Beneficial Owner                             Shares           Percent of Outstanding
State Street Bank and Trust Company          11,126           18.54
 P.O. Box 351
 Boston, MA 02101
 Trustee - Milacron Employee Benefit Plans
Chase Manhattan Bank, N.A.                    6,962           11.60
 1 Chase Manhattan Plaza
 New York, NY 10081
PNC Bank, National Association                5,701            9.50
 51 Mercedes Way
 Edgewood, NY 11717
Bank of New York                              4,403            7.34
 One Wall Street
 New York, NY 10286
Milacron Foundation                           3,913            6.52
 Cincinnati, OH 45209
 (D. F. Allen, N.A. Armstrong and
   D.J. Meyer, Trustees)
James A.D. Geier                              3,049(1)         5.08
 5729 Dragon Way - Suite 11A
 Cincinnati, OH  45227

Unless otherwise noted, the above-named individuals or entities have sole voting and investment power.

(1) Mr. Geier's beneficial ownership includes 2,821 preferred shares held in estates and trusts for the benefit of others with respect to which Mr. Geier is a fiduciary or has shared voting power, and with respect to which voting power may be delegated to the trustee.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS
Set forth in the following table is the beneficial ownership of Common Stock and Preferred Stock as of March 12, 1999 for each of the Directors and of the Officers named in the Summary Compensation Table. No Director or Officer owns more than one percent of the class shown, except as set forth in the footnotes below.

Name                         Common Shares(1)    Preferred Shares
Darryl F. Allen(2)               19,359                  0
Neil A. Armstrong(2)             11,523                  0
David L. Burner(2)                3,008                  0
Barbara Hackman Franklin(2)       9,050                  0
Harry A. Hammerly(2)             19,447                  0
Daniel J. Meyer(3)              836,480                380
James E. Perrella(2)             19,541                  0
Joseph A. Pichler(2)             10,273                  0
Joseph A. Steger(2)              16,984                  0
Harry C. Stonecipher(2)          38,378                  0
Ronald D. Brown                 202,540                  0
James R. Christie               117,360                  0
Harold J. Faig                  241,328                  0
Alan L. Shaffer                 224,788                  0
All Officers and Directors
  As a Group (4)              2,291,808                380

(1) The amounts shown include (a) the following shares that may be acquired within 60 days pursuant to outstanding option grants:
Mr. Meyer 635,38 shares, Mr. Brown 164,368 shares, Mr. Christie 82,400 shares, Mr. Faig 196,486 shares, Mr. Shaffer 173,356 shares, 9,000 shares each for Messrs. Allen, Armstrong, Hammerly, Perrella, Steger and Stonecipher, 6,000 shares each for Ms. Franklin and Mr. Pichler, 2,000 shares for Mr. Burner and 1,702,096 shares for all Directors and Officers as a group; (b) 23,721 shares allocated to participant accounts under the Company's Performance Dividend and Savings Plan as of December 31, 1998, according to information furnished by the Plan Trustee;
(c) 47,450 shares with shared voting or investment power, and those held by certain members of the individuals' families as to which beneficial ownership is disclaimed, and (d) credits of stock units under the Company's deferred compensation plan as follows: Mr. Meyer 18,474 units, Mr. Brown 6,489 units, Mr. Christie 6,445 units, Mr. Faig 7,708 units, and Mr. Shaffer 7,894 units.

(2) The amounts shown include credits of stock units under the Company's deferred compensation plan for non-employee Directors as follows: Mr. Allen 8,859 units, Mr. Armstrong 173 units, Mr. Burner 8 units, Ms. Franklin 673 units, Mr. Hammerly 1 unit, Mr. Perrella 6,041 units, Mr. Pichler 173 units, Mr. Steger 6,349 units and Mr. Stonecipher 3,878 units.

(3) Mr. Meyer's beneficial ownership is 2.24% of the common shares outstanding.

(4) Directors' and Officers' beneficial ownership as a group is 6.14% of the common shares (21 persons) and .63% of the preferred shares (1 person) outstanding.

Certain Transactions
During the period of fiscal 1998 and through March 12, 1999, the Company had outstanding loans to executive officers under the Company's Employee Stock Loan Program for the purposes of exercising stock options and purchasing stock, and for paying related withholding taxes due as a result of such purposes or the lapse of restrictions on restricted stock, all under the Company's long-term incentive programs as follows: (1) loans to Mr. D. J. Meyer, Chairman, President and Chief Executive Officer, carrying interest rates ranging from 5.17% to 7.91% with the largest aggregate amount of indebtedness outstanding at any time during such period and the principal balance of all such loans outstanding at the end of the period being $507,357;(2) loans to Mr. A.L. Shaffer, Group Vice President, Industrial Products, carrying interest rates of 7.78% and 6.45%, respectively, with the largest aggregate amount of indebtedness outstanding at any time during such period being $99,208, and the principal balance of such loans outstanding at the end of the period being $87,408; and (3) loans to Mr. H. J. Faig, Group Vice President, Plastics Technologies, carrying interest rates of 5.98% and 5.84%, respectively, with the largest aggregate amount of indebtedness outstanding at any time during such period being $66,682 and the principal balance of all such loans outstanding at the end of the period being $65,160.

Stock Loan Programs
The Employee Stock Loan Program, approved by the Board of Directors of the Company, is applicable to key employees who have received stock options or grants of restricted stock pursuant to the Company's Long-Term Incentive Plans. This loan program provides loans to employees up to the amount due in cash for the exercise price of the stock options, and/or any required withholding taxes as a result of exercising such options or the lapse of restrictions on restricted stock awards. These loans are to be repaid on terms of regular payments of not more than 10 years unless the related stock is divested by the employee prior to said time, in which case all amounts owing become payable. The interest rates for these loans are established from time to time by the Personnel and Compensation Committee in compliance with Internal Revenue Service guidelines. The interest rate is the applicable Federal rate in effect under Section 1274 (d) of the Internal Revenue Code of 1986, as amended, as of the day in which the loan is made. As of March 12, 1999 the interest rate was 5.23% per annum.

Annual Retirement Benefits
The calculation of estimated annual retirement benefits under the Company's regular retirement plan (the "Retirement Plan"), is based upon years of service and average earnings for the highest five consecutive years of service. Earnings include all cash compensation, including amounts received or accrued under the 1996 Short-Term Management Incentive Program, but exclude benefits or payments received under long-term incentive plans or any other employee benefit plan. The Retirement Plan is non-contributory and limits the individual annual benefit to the maximum level permitted under existing law. The credited years of service under the Retirement Plan for the executive officers named in the Summary Compensation Table set forth below are: 29 for Mr. Meyer, 32 for Mr. Faig, 26 for Mr. Shaffer and 18 for Mr. Brown. Directors who are not officers or employees of the Company are not eligible to participate in the Retirement Plan, but may be eligible to participate in the Retirement Plan for Non-Employee Directors described above.

The table below shows examples of pension benefits which are computed on a straight life annuity basis before deduction of the offset provided by the Retirement Plan, which depends on length of service and is up to one-half of the primary Social Security benefit:






Highest Consecutive                          Estimated Annual Pension for
Five-Year                              Representative Years of Credited Service
Average Compensation  10        15        20        25        30        35 or More
$   100,000          $ 15,000   $ 22,500  $ 30,000  $ 37,500  $ 45,000  $  52,500
    250,000            37,500     56,250    75,000    93,750   112,500    131,250*
    500,000            75,000    112,500   150,000*  187,500*  225,000*   262,500*
    750,000           112,500    168,750*  225,000*  281,250*  337,500*   393,750*
  1,000,000           150,000*   225,000*  300,000*  375,000*  450,000*   525,000*
  1,250,000           187,500*   281,250*  375,000*  468,750*  562,500*   656,250*
  1,500,000           225,000*   337,500*  450,000*  562,500*  675,000*   787,500*
  1,750,000           262,500*   393,750*  525,000*  656,250*  787,500*   918,750*


*Under existing law, payments of annual benefits in excess of $130,000 may not be made by the Retirement Plan, but may be paid directly by the Company as described in the following paragraph.

In an effort to attract and retain experienced executives, the Board of Directors approved a program wherein certain officers are guaranteed annual pensions of not less than 52.5% and not more than 64.5% of their highest average pay in a consecutive five-year period (subject to deduction of one-half of the primary Social Security benefit and benefits, if any, from prior employers). Other officers are entitled upon retirement to a pension benefit of not less than that to which they normally would be entitled under the Retirement Plan if there were no cap under existing law and not more than 60% of their highest average pay in a consecutive three-year period. In both cases, such pensions include an amount payable under the Retirement Plan and are not subject to the maximum limitation imposed on qualified plans such as the Retirement Plan.

Executive Severance Agreements
The Company has entered into Executive Severance Agreements
(the "Severance Agreements") with Messrs. Meyer, Faig, Shaffer, Brown and Christie as well as certain other executive officers (the "Executives"). The Severance Agreements continue through December 31, 1999 and provide that they are to be automatically extended in one year increments (unless notice by the Company is otherwise given) and, in any event, shall continue in effect for a period of two years beyond the term provided if a Change in Control of the Company occurs.

Generally, a "Change in Control" will be deemed to have occurred if: (i) anyone acquires 20% or more of the outstanding voting stock of the Company; (ii) the persons serving as Directors of the Company as of October 29, 1998, and replacements or additions subsequently approved by a majority of the Board, cease to make up a majority of the Board; (iii) a merger, consolidation or reorganization occurs after which the stockholders of the Company own less than 66 2/3% of the surviving corporation; (iv) the Company disposes of all or substantially all of its assets; or (v) the stockholders of the Company approve a plan of liquidation or dissolution of the Company.

The Severance Agreements provide that Executives are entitled to certain benefits following a Change in Control, including: (i) the vesting of all equity-based awards and (ii) cash payments equal to the value of each Executive's equity options, maximum incentive award, earned but unpaid annual bonus and outstanding long-term incentive awards. In the event of a qualifying termination of an Executive following a Change in Control, an Executive is entitled to additional benefits, including: (i) a portion of the Executive's maximum incentive award then in effect; (ii) a cash payment of three or two times (depending upon whether or not a Tier I or Tier II Severance Agreement applies) the sum of the Executive's base salary and highest bonus award;
(iii) special supplemental retirement benefits determined as if the Executive had three or two years additional credited service under the Company's retirement plans; and (iv) continuation of all life, disability and accident insurance and medical plan coverage for a period of three or two years. Further,if any of these payments would be subjected to the excise tax imposed on excess parachute payments by the Internal Revenue Code, the Company will "gross-up" the Executive's compensation for all such excise taxes.

              PERSONNEL AND COMPENSATION COMMITTEE
                REPORT ON EXECUTIVE COMPENSATION

To Our Shareholders
The Company's Personnel and Compensation Committee of the Board of Directors (the "Committee") annually reviews and recommends to the full Board compensation levels for the officers of the Company. The Committee consists entirely of Board members who are not employees of the Company.

The Committee's primary objective in establishing compensation opportunities for the Company's officers is to support the Company's goal of maximizing the value of shareholders' interest in the Company over a period of time. To achieve this objective, the Committee believes it is critical to:

  - Hire, develop, reward and retain the most competent executives, and to provide compensation opportunities for executives which are competitive in the marketplace, which includes selected companies in the Performance Graph on page 13 for the S&P 500 and the S&P Machinery (Diversified) Indexes.

  - Encourage decision-making that enhances shareholder value. The Committee believes that this objective is promoted by providing short-term and long-term incentive opportunities that are tied to performance measures which are payable in cash and/or shares of Company stock.

  - Provide incentive opportunities which link corporate performance and executive pay. The Committee believes in paying executives competitive levels of incentive compensation when annual results add to shareholder value and corporate financial performance expectations are met.

  - Promote a close identity of interests between management and the Company's shareholders by rewarding positive results through the payment of Company stock when appropriate.

The Committee reviews the compensation for all corporate officers, including the individuals whose compensation is detailed in the proxy statement. This review is designed to ensure consistency throughout the compensation process. The Committee makes all decisions pertaining to the determination of the Company's executive compensation plans which promote the objectives detailed above. The Committee believes that the Company's current compensation programs support the Company's business mission and contribute to the Company's financial success. The Committee considers the entire pay package when establishing each component of pay.

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance based" compensation is not subject to the limitation of deductibility provided that certain stockholder approval and independent director
requirements are met.   The Committee takes into account Section
162(m) of the Internal Revenue Code while reviewing its policies with respect to the qualifying compensation paid to its executive officers.

                   COMPONENTS OF COMPENSATION

Base Salary
The Committee annually reviews each officer's base salary. The factors which influence Committee determinations regarding base salary include: job performance, level of responsibilities, breadth of knowledge, prior experience, comparable levels of pay among executives at regional and national market competitors, which include selected companies in the Performance Graph on Page 13 for the S&P 500 and the S&P Machinery (Diversified) Indexes, and internal pay equity considerations. Base pay data is compared with survey information compiled by independent compensation consulting firms. Increases to salary levels are driven by individual performance. Base salaries are targeted at the market average, after adjusting for company size.

Annual Incentive Compensation
The Company's officers, including the CEO, are eligible for an annual cash bonus under its 1996 Short-Term Management Incentive Plan. The corporate and business unit performance measures for bonus payments are based on Value Added whereby return on capital must improve or exceed the cost of capital, thereby enhancing shareholder value at the corporate and/or business unit levels. The Committee, where appropriate and when Value Added is achieved, also considers in its decision to award any annual cash bonus, the accomplishment of financial objectives as well as non-financial performance.

The 1996 Short-Term Management Incentive Plan provides a balance between the short-term financial goals and long-term objectives of the Company. A corporate Value Added bonus was paid for 1998 and each of the officers named in the Summary Compensation Table received bonuses. In addition, certain business units also met or exceeded their Value Added performance objectives and officers specifically responsible for these operations received bonuses.

Annual incentive compensation is targeted to the median of the companies surveyed.

Long-Term Incentive Compensation
The 1997 Long-Term Incentive Plan was approved by shareholders and gives the Committee the authority and discretion to award stock options, restricted stock and performance share awards (collectively referred to as "Awards") to the Company's key employees. Awards are granted during the life of the Plan in line with the Company's industry peer group and are designed to align the interests of executives with those of the shareholders. Under the 1997 Long-Term Incentive Plan, Awards were granted to the Company's key employees including its officers. Current stock and option holdings of the officers are not considered when Awards
are granted.   Stock options have an exercise price equal to the
market price of the Common Stock on the date of grant and vest
over five years.   Restricted stock may not be sold or transferred
for a period of three years and, as a general rule, the
restricted stock is forfeited if the recipient does not remain in the employ of the Company during the entire three year term. Performance share grants are awarded in the form of restricted shares which may be forfeited or increased, with any increase paid in cash, depending on the growth rate of earnings per share during the three year measurement period. Performance share grants related to the three year performance periods beginning in 1997 and 1998 will be forfeited unless a growth rate in earnings per share of at least 12%, compounded annually, is achieved. Performance share grants awarded in 1997 and 1998 will be increased by 50% or 100% if growth rates of basic earnings per common share of at least 15% or 18% respectively, compounded
annually, are achieved.   This approach to long term incentives
was
designed to focus executives on the creation of shareholder value over the long term since the full breadth of the compensation package cannot be realized unless basic earnings per common share and the price of Common Stock increase over a number of years.

CEO Compensation
The compensation of the CEO reflects the same elements as those used in determining the compensation of other corporate officers. The Committee also considers the leadership and effectiveness of the CEO in offering direction and strategic planning for the Company and in dealing with major corporate problems and opportunities. The CEO's base salary in 1998 was increased in conjunction with the Company's growth, the Company's progress in executing its strategic plan and the overall improvement of the Company's profitability and prospects for continued growth.

In accordance with the respective terms of the 1996 Short-Term Management Incentive Plan, a bonus of $727,969 was paid for 1998. During fiscal 1998, a performance share grant of 8,884 shares and stock options for 65,000 shares were awarded to Mr. Meyer under
the 1997 Long-Term Incentive Plan.   The stock option grant was
made on the basis of market practice as determined by independent consultants, as described above.

                         The Personnel and Compensation Committee

                         James E. Perrella

                         Joseph A. Pichler

                         Joseph A. Steger

                         Harry C. Stonecipher






                                      Summary Compensation Table

                                       Annual Compensation(1)        Long Term Compensation
                                                                       Awards           Payouts
                                                                                    Shares
                                                             Other               Underlying
                                                             Annual   Restricted  Stock   LTIP         All Other
Name       Principal Position       Year  Salary($) Bonus($) Comp.($) Stock($)   Options(#) Payouts($) Comp.($)
D.J.Meyer   Chief Executive Officer 1998  $699,970  $727,969  -       $250,418(2)  65,000   $0         $0
            Chief Executive Officer 1997   661,500   687,960  -        724,087(2)  60,000    0          0
            Chief Executive Officer 1996   615,000   631,800  -        157,921     60,000    0    157,921(3)

H.J.Faig    Group Vice President    1998  $298,870  $194,266  -       $107,141(2)  24,000   $0         $0
            Group Vice President    1997   280,100   161,069  -        305,698(2)  23,000    0          0
            Group Vice President    1996   264,600   146,089  -         67,951     25,000    0     67,951(3)

A.L.Shaffer Group Vice President    1998  $298,870  $162,824  -       $107,141(2)  24,000   $0         $0
            Group Vice President    1997   280,100   182,065  -        305,698(2)  23,000    0          0
            Group Vice President    1996   264,600   169,871  -         67,951     25,000    0     67,951(3)

R.D.Brown   Chief Financial Officer 1998  $276,600  $179,790  -       $ 95,781(2)  31,000   $0         $0
            Chief Financial Officer 1997   245,800   159,770  -        269,420(2)  19,800    0          0
            Chief Financial Officer 1996   226,800   145,600  -         58,250     25,000    0     58,250(3)

J.R.
Christie(4) Vice President          1998  $252,900  $ 97,538  -       $ 90,482(2)  18,000   $0         $0
            Vice President          1997   238,730   174,106  -        261,660(2)  14,400    0          0
_____________________________________________________________________________________________________________

(1) Includes amounts earned in fiscal year.

(2)  On  February 7, 1997 and February 6, 1998,   the  Committee
made awards of performance share grants in the form of restricted stock, pursuant to the 1997 Long-Term Incentive Plan which stipulates certain performance targets be met during the three year restriction period. Mr. Meyer was awarded 30,977 shares (1997) and 8,884 shares (1998); Mr. Faig was awarded
13,078 shares (1997) and 3,801 shares (1998); Mr. Shaffer was awarded 13,078 shares (1997) and 3,801 shares (1998); Mr.
Brown was awarded 11,526 shares (1997) and 3,398 shares (1998); and Mr. Christie was awarded 11,194 shares (1997) and 3,210 shares (1998). The values of these shares are based on the closing prices of $23.375 for the 1997 award and $28.1875 for the 1998 award (closing prices on the date of the grant). Dividends are paid on the restricted shares at the same time and the same rate as dividends paid to the shareholders on unrestricted shares. The restricted stock will be forfeited unless the compounded annual growth rate of the Company's basic earnings per common share over the three year performance period  commencing  January 1, 1997, for  the  1997  grant,  and
January 1, 1998, for the 1998 grant, is at least 12%. The restricted stock grants awarded in 1997 and 1998 will be increased by a cash payment equal to 50% or 100% of the value of the associated restricted stock grant at the end of each period, if growth rates of basic earnings per common share of at least 15% or 18%, respectively, compounded annually, are achieved. In the event that a change of control occurs during the performance period, the restricted stock will be forfeited but the executive will receive a cash payment in an amount equal to 200% of the value of the restricted stock at the time of the change of control.

(3) Represents aggregate market value of shares of Common Stock of the Company awarded as a result of the achievement of the performance goals specified in the Company's 1994 Long-Term Incentive Plan. The shares are deferred until the earlier of the officer's retirement or termination from the Company. Aggregate market value is based on the closing price of $23.375 on February 7, 1997 (date of the grant)

(4) Mr. Christie was elected an officer of the Company on February 7, 1997.

NOTE: The total number of restricted shares held by the listed officers and the aggregate market value at the end of the Company's fiscal year are as follows: Mr. Meyer held 52,197 shares valued at $1,004,792; Mr. Faig held 22,153 shares valued at $426,445; Mr. Shaffer held 22,180 shares valued at $426,965; Mr. Brown held 19,324 shares valued at $371,987; and Mr. Christie held 18,709 shares valued at $360,148. Dividends are paid on the restricted shares at the same time and the same rate as dividends paid to the shareholders on unrestricted shares. Aggregate market value is based on the closing price of $19.25 at December 31, 1998.







                                  Option/SAR Grants in Last Fiscal
Year


                Number of      % of Total
                Securities     Options
                Underlying     Granted to                                     Grant Date
                Options        Employees in      Exercise or      Expiration  Present
Name            Granted(1)(#)  Fiscal Year(2) Base Price(3)($/SH)   Date      Value(4)($)
____________    _____________  ______________ ________________________________________

D.J.Meyer        65,000        10.44%          $27.9062            2/06/08    $739,050
H.J.Faig         24,000         3.85           $27.9062            2/06/08     272,880
A.L.Shaffer      24,000         3.85           $27.9062            2/06/08     272,880
R.D.Brown        21,000         3.37           $27.9062            2/06/08     238,770
                 10,000         1.61           $22.4062            7/30/08      82,100
J.R. Christie    18,000         2.89           $27.9062            2/06/08     204,660



(1) Up to 25% of each stock option grant may be exercised beginning two years following the date of grant and an additional 25% may be exercised beginning in each subsequent year. The purchase price per share of common stock covered by an option is 100% of the fair market value on the grant date. Options expire 10 years after date of the grant. In the event of a "change of control" of the Company, all outstanding stock options become immediately exercisable in full.
(2) Based on 622,700 options, net of 11,000 cancellations, granted to all employees in 1998.
(3) Fair market value on the date of grant.
(4) Black-Scholes Assumption Disclosure:
The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:
- An exercise price on the option of $27.9062 and/or $22.4062, equal to the fair market value of the underlying stock on the date of grant;
- An option term of 10 years;
- An interest rate of 5.57% (for the February 6, 1998 grants) and 5.46% (for the July 30, 1998 grant) that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term;
- Volatility of 29.441% (for the February 6, 1998 grants) and 27.997% (for the July 30, 1998 grant) calculated using daily stock prices for the one-year period prior to the grant date; and
- Dividends at the rate of $0.48 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.
The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.



                             Aggregated Option/SAR Exercises in Last Year
                               and Fiscal Year-End Option/SAR Values

                                                 Number of Securities                Value(1) of
               Number of                    Underlying Unexercised Options    Unexercised, In-the-Money
            Shares Acquired  Value             at Fiscal Year-End(#)       Options Held at Fiscal Year-End ($)
Name        on Exercise(#)  Realized($)      Exercisable      Unexercisable   Exercisable($)  Unexercisable($)

D.J.Meyer       14,968      $100,061         350,380          215,000         $1,176,717      $0
H.J.Faig         1,824        14,929          89,236           83,250            259,249       0
A.L.Shaffer      3,788        31,004          66,106           83,250             80,073       0
R.D.Brown        1,372         9,171          53,318           87,050             84,183       0
J.R.Christie         0             0          20,000           47,400                  0       0
___________________________________________________________________________________________________________

(1) Based on a fair market value (average of high and low market prices) of Common Stock on December 31, 1998 of $18.9062




                        PERFORMANCE GRAPH
 COMPARISON OF SEVEN-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(*)
    MILACRON INC., S&P 500, S&P 500 DIVERSIFIED MACHINERY INDEX




                             (GRAPH)






                          12/91    12/92     12/93     12/94    12/95     12/96    12/97     12/98

Milacron Inc.             51.38    73.82     100       109.06   122.82    104.01   125.48    95.26
S&P 500                   84.45    90.88     100       101.36   139.32    171.22   228.27   293.38
S&P 500 Div.Mach.         66.23    67.54     100        97.40   120.17    149.68   197.93   164.78


(*) Total return assumes reinvestment of dividends on a quarterly basis and market returns are adjusted for spin-offs and other special dividends for both the Company and the peer group companies.



  PROPOSAL TO APPROVE THE MILACRON INC. 1999 EMPLOYEE STOCK
                        PURCHASE PLAN

 The Board of Directors has concluded that it is desirable for the shareholders to adopt the Milacron Inc. 1999
Employee Stock Purchase Plan (the "Plan"). The Plan provides a means by which all employees of the Company may purchase Common Stock of the Company ("Common Stock") through payroll deductions. The Company currently has approximately 11,778 employees. The purpose of the Plan is to encourage employees to acquire a proprietary interest in the Company and further align their interests with those of the other shareholders of the Company. For the Plan to be effective, it must be approved by a majority of the shareholders present, either in person or by proxy, and entitled to vote.

 A  description  of the Plan is outlined  below.   The  full
text of the Plan appears as Exhibit A to this proxy statement, and the following outline is qualified in its entirety by reference to such text.

Purchase of Common Stock
 Participants may purchase Common Stock through payroll deductions during an offering period ("Offering Period"). An Offering Period shall extend for not less than one nor more than two calendar quarters, as determined by the Company's Benefit Plans Committee (the "Committee") prior to the beginning of each Offering Period.

Purchase Price

 The purchase price for each share of Common Stock shall be a percentage, as determined from time to time by the Committee, but in no event to be less than 85%, of the Fair Market Value of such share on either (a) the first day of the Offering Period (the "Offering Date"), or (b) the last day of the Offering Period (the "Purchase Date"), whichever is less ("Purchase Price"). For the first Offering Period, the Committee has determined that the Purchase Price shall be 100% of the Fair Market Value described in the preceding sentence.

Payroll Deduction/Plan Accounts

 On each payday the amount deducted from each Participant's payroll will be credited to a Plan account ("Plan Account") established for each Participant. On the Purchase Date, the amount in the Plan Account will be used to purchase Common Stock (including fractional shares).

Brokerage Fees

 The Company shall bear all fees related to the purchase  of
Common   Stock,   and   issuance  of   share   certificates.
Participants shall bear all fees related to the sale of Common Stock purchased pursuant to this Plan.

Stock Retention Period/Registration of Shares

 The Common Stock (including fractional shares) purchased on behalf of a Participant will be registered in the name of a custodian designated by the Company to hold the Plan Accounts ("Nominee"). Participants may not sell Common Stock purchased pursuant to the Plan for at least one year following the Offering Date of the Offering Period in which the Common Stock was purchased ("Stock Retention Period"). Stock certificates shall not be issued to Participants for the Common Stock held on their behalf in the name of the Nominee, but all rights of an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant.

Cessation of Participation

 A Participant may elect to cease active participation in the Plan. In such event, all full shares of Common Stock for which the Stock Retention Period has lapsed shall be registered in such individual's name and an amount equal to the Fair Market Value of any fractional share shall be paid to the Participant in cash. Shares for which the Stock Retention Period has not lapsed shall continue to be held in the name of the Nominee until the end of the Stock Retention Period or until the Participant's complete termination of participation in the Plan. Any payroll deductions credited to the individual's Plan Account shall be refunded without interest. A Participant who elects to cease participation in the Plan may not resume participation in the Plan until after the expiration of one full Offering Period.

Effect of Termination of Employment/Termination of Plan

 In the event of the termination of a Participant's employment or the termination of the Plan, all full shares of Common Stock for which the Stock Retention Period has lapsed shall be registered in the individual's name and an amount equal to the Fair Market Value of any fractional share shall be paid to the individual in cash. Shares for which the Stock Retention Period has not lapsed shall revert to the Company and the Purchase Price for such shares shall be paid to the individual in cash. Any payroll deductions credited to the individual's Plan Account shall be refunded, without interest.

Limitations

 No Participant shall have a right to purchase shares of Common Stock pursuant to the Plan if (a) such Participant would own Common Stock possessing 5% or more of the voting power or value of the Common Stock of the Company, or (b) the rights of the Participant to purchase Common Stock
(determined at the Offering Date) under the Plan would accrue at a rate that exceeds $25,000 for each calendar year.

Amendment or Termination of the Plan

 The Plan will become effective as of July 1, 1999, and shall terminate on the earlier of (i) a date determined by the Board of Directors, or (ii) the full use of the shares reserved for grant pursuant to the Plan. The Board of Directors may amend the Plan, but no amendment shall (i) increase the number of shares of Common Stock that may be issued pursuant to the Plan, or (ii) cause the Plan to fail to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended.

Administration

 The Plan is administered by the Committee. The Committee has the authority to adopt rules and regulations for carrying out the Plan, and to interpret, construe and implement the provisions of the Plan.

Shares of Stock Subject to the Plan

The shares which may be delivered under the Plan may not exceed an aggregate of 500,000 shares of Common Stock. The deliverable Common Stock may be either authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Company.

Participant's Rights Unsecured

 The right of any Participant to receive a distribution of amounts held in his or her Plan Account prior to the purchase of shares under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. The maintenance of Plan Accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor is any Participant to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations.

Income Tax Consequences

 The Plan, and the right of Participants to make purchases thereunder, is intended to qualify under the provisions of
Section 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a Participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the Participant will generally be subject to tax and the amount of the tax will depend on the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period, the Participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the Purchase Price or (b) an amount equal to the excess of the fair market value of the shares as of the beginning of the Offering Period over the Purchase Price. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the Participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the Purchase Price. Any additional gain or any loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the period of time the shares were owned. The Participant's tax basis in the shares will be equal to the Purchase Price for the particular shares increased by the amount taxable as ordinary income on the sale or disposition of such shares. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a Participant except to the extent of ordinary income recognized by Participants upon a sale or disposition of shares prior to the expiration of the above-mentioned two-year holding period.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
  PROPOSAL TO APPROVE THE MILACRON INC. 1999 EMPLOYEE STOCK
                        PURCHASE PLAN















                    INDEPENDENT AUDITORS

 The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the fiscal year 1999.

 While there is no legal requirement that the selection of auditors be submitted to a vote of the shareholders, such procedure has been recommended by the Board of Directors because it believes that the selection of auditors is of sufficient importance to justify shareholder ratification. In the event that the shareholders do not confirm the selection, the Board of Directors will reconsider its selection. Confirmation of the appointment will require the affirmative vote of the holders of shares of the Common Stock and the Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, voting together as a single class. Votes withheld as well as broker non-votes will be counted toward the establishment of quorum, but will have no effect on the confirmation of the appointment of the auditors.

           THE BOARD OF DIRECTORS RECOMMENDS THAT

       THE SELECTION OF ERNST & YOUNG LLP BE CONFIRMED


              SHAREHOLDER PROPOSALS FOR THE

           2000 ANNUAL MEETING OF SHAREHOLDERS

 In order for shareholder proposals for the 2000 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy material, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to November 26, 1999. If any shareholder who intends to propose any other matter to be acted upon at the 2000 Annual Meeting of Shareholders does not inform the Company of such matter by February 9, 2000, the persons named as proxies for the 2000 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

                       OTHER MATTERS

 The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. However, if any other matters come before the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters.

                     By order of the Board of Directors

                     MILACRON INC.

                     Hugh C. O'Donnell

                     Vice  President,  General  Counsel  and
                     Secretary





 Cincinnati, Ohio

 March 26, 1999



                                                   EXHIBIT A

                        MILACRON INC.

              1999 EMPLOYEE STOCK PURCHASE PLAN

                          ARTICLE I

                     PURPOSE OF THE PLAN

 The purpose of the Milacron Inc. 1999 Employee Stock Purchase Plan (the "Plan") is to encourage employees to acquire a proprietary interest in the Company and further align their interests with those of the other shareholders of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

                         ARTICLE II

                         DEFINITIONS

Section 1. Wherever used in the Plan, the following terms shall have the meanings indicated:

Board:  The Board of Directors of the Company.

Code:  The Internal Revenue Code of 1986, as amended.

Committee:  The Benefit Plans Committee of the Company.

Common Stock:  The common shares of the Company

Company:  Milacron Inc.

Compensation:   An Eligible Employee's annual components  of
compensation which shall be as set forth in Exhibit A.

Dividend Date:  The date on which a cash dividend on  Common
Stock held by the Nominee is paid.

Eligible  Employee:  Any  employee  of  the  Company  or   a
Subsidiary.

Fair Market Value: With respect to shares of the Common Stock, the average of the high and low quoted sale prices of a share of Common Stock on the applicable Offering Date, Purchase Date, Dividend Date or other date specified herein, as the case may be, as reported on the New York Stock Exchange Composite Transactions Tape; provided that (a) if on such Offering Date, Dividend Date or any other date other than the Purchase Date, there is no reported sale transaction on the New York Stock Exchange Composite Transactions Tape, Fair Market Value shall be determined on the first subsequent date on which such a transaction shall have occurred, and (b) if on such Purchase Date there is no such transaction, Fair Market Value shall be determined on the last preceding date on which such a transaction shall have occurred.

Nominee:   The custodian designated by the Company  for  the
Plan Accounts held hereunder.

Offering Date:  The first day of each Offering Period.

Offering  Period:   With  respect to each  Participant,  the
period of time for which Participants may elect to make payroll deductions for the purpose of purchasing Common
Stock pursuant to this Plan.

Participant: An Eligible Employee who elects to participate in the Plan on an Offering Date in accordance with the provisions of the Plan. All Participants shall have the same rights and privileges except as otherwise permitted by
Section 423 of the Code and the Plan.

Plan Account: The account established for each Participant pursuant to the Plan.

Purchase Date:  The last day of each Offering Period.

Purchase  Price:   The  price  at  which  Participants   may
purchase shares of Common Stock in accordance with the Plan.

Stock  Retention  Period:   The  period  relative  to   each
purchased share of Common Stock ending one year from the first day of the Offering Period related to the share.

Subsidiary:  A subsidiary corporation, as defined in Section
424 of the Code, which is designated by the Committee as a Subsidiary for purposes of the Plan.



                         ARTICLE III

                       ADMINISTRATION

 Section 1. The Plan shall be administered by the Benefit Plans Committee of the Company. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of its members shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. All determinations by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company and its shareholders and Eligible Employees and Participants under the Plan.

                         ARTICLE IV

               NUMBER OF SHARES TO BE OFFERED

 Section 1.  Subject to the provisions of Section 2 of  this
Article IV, the maximum number of shares of Common Stock which may be issued or allocated pursuant to the Plan shall be 500,000.

 Section 2. In the event of any dividend payable to holders of Common Stock or any split or combination of Common Stock, (a) the number of shares which may be issued under this Plan shall be proportionately increased or decreased, as the case may be, (b) the number of shares (including shares subject to rights to purchase which have not been exercised) thereafter deliverable shall be proportionately increased or decreased, as the case may be, and (c) the aggregate Purchase Price of shares shall not be changed. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to holders of shares of Common stock) affecting Common Stock, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee or the Board may deem appropriate, and the number of shares thereafter deliverable (including shares subject to rights to purchase which have not been exercised) and/or the Purchase Price shall be subject to such adjustment as the Committee or the Board may deem appropriate. In the event of a merger or share exchange in which the Company will not survive as an independent, publicly owned corporation, or in the event of a consolidation or of a sale of all or substantially all of the Company's assets, provision shall be made for the protection and continuation of any outstanding rights to purchase by the substitution, on an equitable basis, of such shares of stock, other securities, cash, or any combination thereof, as shall be appropriate.

                          ARTICLE V

              DETERMINATION OF OFFERING PERIOD

 Section 1. Prior to each Offering Period the Committee shall determine the duration for the Offering Period by determining the Offering Date and the Purchase Date. Each Offering Period shall be not less than a calendar quarter nor more than two calendar quarters.







                         ARTICLE VI

                ELIGIBILITY AND PARTICIPATION

 Section 1. An Eligible Employee may become a Participant for the Offering Period commencing on such Offering Date by filing with the office or offices designated by the Committee an enrollment form prescribed by the Committee authorizing payroll deductions not less than ten business days prior to such Offering Date. The enrollment form must be received by the office designated by the Committee not later than ten business days prior to such Offering Date. By enrolling in the Plan, a Participant shall be deemed to elect to purchase the maximum number of shares (including the right to fractional shares calculated to the fourth decimal place) of Common Stock that can be purchased with the amount of the Participant's Compensation which is withheld during the Offering Period.

 Section 2. A Participant shall automatically participate in each successive Offering Period in accordance with the Participant's enrollment form until the time of such
Participant's change of enrollment or withdrawal from the Plan as hereinafter provided. A Participant shall not be required to file any additional enrollment forms for any such successive Offering Period in order to continue participation in the Plan.

 Section 3. Each Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage of such Participant's Compensation. The total amount of Compensation withheld during any calendar year in accordance with a Participant's election shall be subject to the limitations set forth in Article IX. A Participant may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing with the Committee a form to be prescribed by it, at any time prior to the end of such Offering Period for which such reduction is to be effective. Not more than one reduction may be made in any Offering Period unless otherwise determined by nondiscriminatory rules adopted by the Committee. A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing, at the appropriate office provided for in Section 1 of this
Article VI, a new authorization for payroll deductions not less than ten business days prior to the Offering Date for such subsequent Offering Period.

 Section 4. The Purchase Price for each share of Common Stock to be purchased under the Plan in respect of any Offering Period shall be a percentage, as determined from time to time by the Committee but in no event to be less than 85%, of the Fair Market Value of such share on either
(a) the Offering Date in respect thereof or (b) the Purchase Date in respect thereof, whichever is less.

 Section 5. The aggregate Purchase Price shall be accumulated throughout the Offering Period solely by payroll deductions which shall be applied automatically to purchase shares of Common Stock on the Purchase Date for such Offering Period. Payroll deductions shall commence on the first payday following the applicable Offering Date and shall continue to the end of the Offering Period subject to prior decrease, withdrawal or termination as provided in the Plan.

 Section 6. The Company will maintain a Plan Account on its books in the name of each Participant. On each payday the amount deducted from each Participant's Compensation will be credited to such Participant's Plan Account and such aggregate amount will be allocated among amounts to be used to purchase Common Stock. No interest shall accrue on any such payroll deductions. As of the Purchase Date with respect to each Offering Period, the amount then in such Plan Account shall be applied to the purchase of the number of shares (including the right to fractional shares computed to the fourth decimal place) determined by dividing such amount by the Purchase Price.

 Section 7. The Company shall bear all fees related to the purchase of Common Stock, and issuance of share certificates, pursuant to this Plan. Participants shall bear all fees related to the sale of Common Stock purchased pursuant to this Plan.

 Section 8. The shares of Common Stock (including the right to fractional shares) purchased on behalf of a
Participant shall initially be registered in the name of a Nominee and remain in the name of the Nominee for the Stock Retention Period and thereafter until otherwise requested by the Participant. Stock certificates shall not be issued to Participants for the Common Stock held on their behalf in the name of the Nominee, but all rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose account such Common Stock is held.

 A Participant may elect, after the Stock Retention Period, to have some or all of the full shares of Common Stock previously purchased and registered in the name of the Nominee on his or her behalf registered in the name of such Participant by giving to the Company written notification of such election that specifies the number of full shares (if fewer than all) to be registered in the name of such Participant. In such case, the number of full shares of Common Stock held by the Nominee on behalf of such Participant and so specified in the Participant's notice shall be transferred to and registered in the name of such Participant as soon as administratively practicable. In the event such Participant requests certificates for only a portion of the Participant's shares of Common Stock held by the Nominee, unless otherwise indicated by the Participant in the notification, certificates shall be provided on a "First-in, First-out" basis.

 Section 9. A Participant may elect to cease active participation in the Plan at any time prior to the end of an Offering Period by filing with the Committee a form to be prescribed by it. In such event, all full shares of Common Stock then held for his or her benefit by the Nominee for which the Stock Retention Period has lapsed shall be registered in such individual's name and an amount equal to the Fair Market Value (determined as of the date of the
Company's receipt of notice from the Participant) of any fractional share then held by the Nominee for the benefit of such Participant shall be paid to such individual, in cash, as soon as administratively practicable, and such individual shall thereupon cease to own the right to any such fractional share. Shares held in the name of the Nominee shall continue to be held in the name of the Nominee until the end of the Stock Retention Period or until the Participant's complete termination of participation in the Plan in accordance with Article VI. Any payroll deductions credited to such individual's Plan Account shall be refunded, without interest, to such individual. A Participant who elects to cease participation in the Plan may not resume participation in the Plan until after the expiration of one full Offering Period (following the Offering Period in which such cessation of participation occurs). Thereafter, any such Participant may enroll in the Plan by filing an enrollment form as provided in Section 1 of this Article VI.

 Section 10. In the event that the aggregate number of shares of Common Stock which all Participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares which each Participant shall become entitled to purchase during such Offering Period shall be determined by multiplying the number of shares available for issuance by a fraction whose numerator shall be the number of shares such Participant has elected to purchase and whose denominator shall be the sum of the number of shares which all Participants have elected to purchase. Any amounts deducted from a Participant's Compensation in excess of the amount that may be used to acquire shares of Common Stock shall be refunded to the Participant as soon as practicable.

 Section 11. By executing an enrollment form, a Participant shall have authorized the Nominee to receive and collect all cash dividends or other distributions paid with respect to shares of Common Stock held on the Participant's behalf and to use such funds to purchase additional shares of Common Stock, including the right to fractional shares, on behalf of the Participant, that could be purchased by dividing the amount of such dividend or other distribution by the Fair Market Value of Common Stock giving rise to the distribution on the Dividend Date. The cash value of any distribution in property shall be determined by the Committee. Any stock dividend on shares of Common Stock shall be held by the Nominee for the benefit of the Participant on whose behalf the shares of Common Stock giving rise to the dividend are held. The Nominee shall distribute to any Participant, as soon as practical, any dividends received on shares of Common Stock, if the maximum share limitations set forth in
Section 1 of Article IV prevent further issuances of such shares. A Participant who elects to hold shares of Common Stock previously registered in the name of the Nominee in his or her own name will cease to have the benefit of this
Section 11 with respect to such shares when they are registered in his or her own name.

 Section 12. Each Participant is entitled to direct the Nominee as to the manner in which any Common Stock held by the Nominee on behalf of such Participant is to be voted. Participants may vote fractional shares credited to their Plan Accounts. The combined fractional shares shall be voted to the extent possible to reflect the directions of the Participants holding fractional shares.

   Each Participant (or, in the event of his or her death, his or her beneficiary) is entitled to direct the Nominee in writing as to the manner in which the Nominee shall respond to a tender or exchange offer with respect to full shares of such Common Stock, and the Nominee shall respond in accordance with such directions. If the Nominee shall not have received timely written directions as to the response to such offer, the Nominee shall not tender or exchange any Common Stock allocated to such Plan Accounts.

                         ARTICLE VII

             EFFECT OF TERMINATION OF EMPLOYMENT

 Section 1. In the event of the termination of a Participant's employment for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee, all full shares of Common Stock then held for his or her benefit by the Nominee for which the Stock Retention Period has lapsed shall be registered in such individual's name and an amount equal to the Fair Market Value (determined as of the date of the termination of employment) of any fractional share then held by the Nominee for the benefit of such Participant shall be paid to such individual, in cash, as soon as administratively practicable, and such individual shall thereupon cease to own the right to any such fractional share. Shares held by the Nominee for which the Stock Retention Period has not expired shall revert to the Company and the Purchase Price for such shares shall be paid to such individual in cash. Any payroll deductions credited to such individual's Plan Account shall be refunded, without interest, to such individual. In the event of a Participant's death, payment hereunder shall be made to his or her beneficiary as designated on a form prescribed by the Committee or, in the absence of a valid beneficiary designation, to his or her estate. A transfer by a Participant from the Company to a Subsidiary, from one Subsidiary to another, or from a Subsidiary to the Company shall not be considered to be a termination of employment.

                        ARTICLE VIII

                   RIGHTS NOT TRANSFERABLE

 Section 1. The rights and interests of any Participant in the Plan, including any right to purchase shares of Common Stock, or in any Common Stock or moneys to which he or she may be entitled under the Plan shall not be transferable otherwise than by will or the applicable laws of descent and distribution and any such right to purchase shall be exercisable, only during the lifetime of such Participant, and then only by such Participant. If a Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will, such attempt shall be deemed to constitute a cessation of participation in the Plan and the provisions included in Section 9 of Article VI shall apply.

                         ARTICLE IX

                LIMITATION ON STOCK OWNERSHIP

 Section 1. Notwithstanding any provision herein to the contrary, no Participant shall have a right to purchase shares of Common Stock pursuant to the Plan if (a) such Participant, immediately after electing to purchase such shares, would own Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (b) the rights of such Participant to purchase Common Stock under the Plan would accrue at a rate that exceeds $25,000 of Fair Market Value of such Common Stock (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time. For purposes of the foregoing clause (a), ownership of Common Stock shall be determined by the attribution rules of Section 424(d) of the Code and Participants shall be considered to own any Common Stock which they have a right to purchase under the Plan or any other stock option or purchase plan.

                          ARTICLE X

                  MISCELLANEOUS PROVISIONS

 Section 1. Nothing in the Plan shall be construed to give any Eligible Employee or Participant the right to be retained in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary or a Participant to terminate such employment at any time with or without cause.

 Section 2. A Participant shall have no rights as a shareholder with respect to Common Stock which he or she may have a right to purchase under the Plan until the date such shares are registered in the name of a Nominee on behalf of such Participant.

 Section 3. Each right to purchase shares of Common Stock under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of such right to purchase or the shares of any class of Common Stock subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such right to purchase or the issue of any class of Common Stock pursuant thereto, then, anything in the Plan to the contrary notwithstanding, no such right to purchase may be exercised in whole or in part, and no shares of such class of Common Stock shall be issued, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Committee.

 Section 4. All instruments evidencing participation in the Plan shall be in such form, consistent with the Plan and any applicable determinations or other actions of the Committee and the Board, as the Company shall determine.

 Section 5. The Committee may establish appropriate procedures with a view toward obtaining information regarding any disqualifying disposition by any person of shares of Common Stock which may make available to the Company a tax deduction in respect of such disposition.

                         ARTICLE XI

            AMENDMENT OR TERMINATION OF THE PLAN

 Section 1. The Plan becomes effective as of July 1, 1999, and shall terminate on the earlier of (i) a date determined by the Board of Directors, or (ii) the full use of the shares reserved for grant pursuant to the Plan, provided however, that the Plan shall be null and void unless approved at the 1999 annual meeting of the shareholders of the Company.

 Section 2. The Board may, at any time and from time to time, amend (including, but not limited to, amendments to the Plan to increase the Purchase Price described in Section 4 of Article VI), modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall:

   (a) increase the maximum number (determined as provided in the Plan) of shares of any class of Common Stock which may be issued pursuant to the Plan; or,

   (b) cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

 Section 3. Upon the termination of the Plan, any full shares of Common Stock purchased for the benefit of any Participant under the Plan which are registered in the name of the Nominee shall be transferred to and registered in the name of each such Participant as soon as administratively practicable. Each such Participant shall receive a cash payment in lieu of fractional shares equal to the Fair Market Value of any fractional shares of Common Stock held by the Nominee on the date of the termination of the Plan for the benefit of such Participant. In addition, all payroll deductions credited to such Participant's Plan Account shall be returned to such Participant in cash, without interest, and future payroll deductions shall cease.






APPENDIX I

MILACRON INC.                    PROXY FOR PREFERRED STOCK ONLY
4701 Marburg Avenue              This proxy is solicited on
Cincinnati, Ohio 45209           behalf of the Board of
                                 Directors


Proxy for Annual Meeting of Shareholders To be Held April 27,
1999


Darryl F. Allen, Harry A. Hammerly and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 27, 1999, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, the confirmation of the appointment of auditors and the approval of the Milacron Inc. 1999 Employee Stock Purchase Plan.


          Continued and to be signed on reverse


This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item (1) below,"FOR" Item (2) below and "FOR" Item (3) below.

1.-Election of Directors
   FOR all nominees         WITHHOLD         NOMINEES: N.A.Armstrong,
(except as marked to   AUTHORITY for all     B.H. Franklin, J.A.Pichler
  the contrary)            nominees          and D.L. Burner (3 year term).
                                             (To withhold authority to
                                             vote for any individual
                                             nominee, write that
                                             nominee's name on the
                                             space provided below.)

                                             ______________________


2.-Confirm appointment of Ernst & Young LLP as independent auditors

   FOR     AGAINST    ABSTAIN


3.-Approve the Milacron Inc. 1999 Employee Stock Purchase Plan

   FOR     AGAINST    ABSTAIN
                                        Dated: .................1999


                                        ............................
                                          Signature of Shareholder


                                        ............................
                                         Signature of Shareholder
                                             (if held jointly)

                                        When signing as attorney,
                                        executor, administrator,
                                        trustee, or guardian, please
                                        give your full title as such.
                                        A proxy for shares held jointly
                                        by two or more persons should
                                        be signed by all.

    PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ACCOMPANYING ENVELOPE.






                              MILACRON INC.

Voting Direction for Annual Meeting of Shareholders to be held April 27, 1999

          To: Putnam  Fiduciary  Trust Company, Trustee

As a Participant in the Milacron Performance Dividend and Savings Plan, I hereby direct Putnam Fiduciary Trust Company, Trustee, to exercise the votes attributable to the shares of common stock allocated to my account in accordance with my directions on the reverse side, at the Annual Meeting of Shareholders to be held April 27, 1999, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, the confirmation of the appointment of auditors and approval of the Milacron Inc.
1999 Employee Stock Purchase Plan.


      Continued, and to be signed and dated on reverse side



This voting direction card, when properly executed will be voted Please X as directed by the undersigned participant. If no direction is mark your
made, this direction card will be voted "FOR" all the nominees      votes as
for director listed in Item (1) below, "FOR" Item (2) below         indicated
and "FOR" Item (3) below.                                           in this
                                                                    example

                                                    VOTES


1.-Election of Directors         NOMINEES: N.A.Armstrong,
                                 B.H. Franklin, J.A. Pichler
                                 and D.L. Burner (3-year term).
FOR all nominees   WITHHOLD
(except as marked  AUTHORITY for     (To withhold authority to
to the contrary)   all nominees      vote for any individual
                                     nominee, write that
                                     nominee's name on the space
                                     provided below.)

                                    ____________________________


2.-Confirm appointment of Ernst & Young
LLP as independent auditors.


FOR     AGAINST     ABSTAIN


3.-Approve the Milacron Inc. 1999 Employee Stock Purchase Plan

   FOR     AGAINST    ABSTAIN


                                    Dated:................., 1999

                                    ..............................
                                     Signature of Participant

                                    ..............................
                                    Please sign your name exactly as
                                    it appears hereon.



                                   PLEASE COMPLETE, DATE, SIGN, AND RETURN
                                   IN THE ENCLOSED POSTAGE-PAID ENVELOPE





MILACRON INC.                                                  PROXY
4701 Marburg Avenue             This proxy is solicited on behalf of
Cincinnati, Ohio 45209          the Board of Directors


    Proxy for Annual Meeting of Shareholders To Be Held April 27, 1999


Darryl F. Allen, Harry A. Hammerly and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 27, 1999, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, the confirmation of the appointment of auditors and approval of the Milacron Inc. 1999 Employee Stock Purchase Plan.





        (Continued and to be signed on reverse side)



This proxy when properly executed will be voted as directed by Please X the undersigned participant. If no direction is made, this proxy mark your will be voted "FOR" all the nominees for director listed in Item votes as
(1) below, "FOR" Item (2) below and "FOR" Item (3) below.         indicated
                                                                  in this
                                                                  example

                                                VOTES


1.-Election of Directors      NOMINEES: N.A. Armstrong,
FOR all nominees   WITHHOLD             B.H. Franklin,
(except as marked  AUTHORITY for        J.A. Pichler and
to the contrary)   all nominees         D.L. Burner (3-year term).
                                        (To withhold
                                        authority to vote for any
                                        individual nominee,
                                        write that nominee's
                                        name on the space
                                        provided below.)

                                        __________________

2.-Confirm appointment of Ernst & Young
LLP as independent auditors.

 FOR   AGAINST   ABSTAIN

3.-Approve the Milacron Inc. 1999 Employee Stock Purchase Plan

   FOR     AGAINST    ABSTAIN

                                  Dated:.................., 1999

                                   ..............................
                                    Signature of Shareholder

                                   ..............................
                                    Signature of Shareholder
                                   (if held jointly)

                                 Please sign your name exactly as
                                 it appears hereon. When signing
                                 as attorney, executor, administrator,
                                 trustee or guardian, please give
                                 your full title as such. If a
                                 corporation, please sign in full
                                 corporate name by authorized
                                 officer. If a partnership, please
                                 sign in partnership name by
                                 authorized person. A proxy for
                                 shares held jointly by two or more
                                 persons should be signed by all.

       PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED
       POSTAGE-PAID ENVELOPE


MILACRON INC.                                               PROXY
4701 Marburg Avenue          This proxy is solicited on behalf of
Cincinnati, Ohio 45209       the Board of Directors


  Proxy for Annual Meeting of Shareholders To Be Held April 27, 1999

Darryl F. Allen, Harry A. Hammerly and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 27, 1999, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, the confirmation of the appointment of auditors and approval of the Milacron Inc. 1999 Employee Stock Purchase Plan.

IMPORTANT VOTING INSTRUCTIONS: A shareholder who has been a continuous beneficial owner since February 1, 1996 is entitled to ten votes for each such share PROVIDED the following certification is completed. By signing, the undersigned: (A) instructs that this proxy be voted as marked and (B) certifies that beneficial ownership of Common Shares has been continuous as follows:

             Date Shares Acquired           Number of Shares
             Prior to February 2, 1996      ________________
             After February 1, 1996         ________________
               TOTAL SHARES                 ________________
                                            ________________

If no certification is made, it will be deemed that beneficial ownership of all Common Shares occurred after February 1, 1996.

          (Continued and to be signed on reverse side)

This proxy when properly executed will be voted as directed by     Please X
the undersigned participant. If no direction is made, this proxy   mark your
will be voted "FOR" all the nominees for director listed in Item   votes as
(1) below, "FOR" Item (2) below and "FOR" Item (3) below.          indicated
                                                                   in this
                                                                   example
                                                VOTES

1.-Election of Directors          NOMINEES: N.A.Armstrong,
FOR all nominees   WITHHOLD                 B.H.Franklin,
(except as marked  AUTHORITY for            J.A.Pichler and
to the contrary)   all nominees             D.L.Burner (3-year
term).
                                            (To withhold
                                            authority to vote for any
                                            individual nominee,
                                            write that nominee's
                                            name on the space
                                            provided below.)


                                            __________________________

2.-Confirm appointment of Ernst & Young
LLP as independent auditors.

 FOR   AGAINST   ABSTAIN

3.-Approve the Milacron Inc. 1999 Employee Stock Purchase Plan

   FOR     AGAINST    ABSTAIN

                              Dated:....................., 1999

                              .................................
                                   Signature of Shareholder

                              .................................
                                   Signature of Shareholder
                                     (if held jointly)
                              Please sign your name exactly as
                              it appears hereon. When signing as
                              attorney, executor, administrator,
                              trustee or guardian, please give
                              your full title as such. If a
                              corporation, please sign in full
                              corporate name by authorized
                              officer. If a partnership, please
                              sign in partnership name by
                              authorized person. A proxy for
                              shares held jointly by two or more
                              persons should be signed by all.

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE





                           MILACRON INC.

Voting Direction for Annual Meeting of Shareholders to be held April 27, 1999

       To:  Vanguard Fiduciary Trust Company, Trustee

As a Participant in the Aeroquip-Vickers Savings and Profit Sharing Plan, I hereby direct Vanguard Fiduciary Trust Company, Trustee, to exercise the votes attributable to the shares of common stock allocated to my account in accordance with my directions on the reverse side, at the Annual Meeting of Shareholders to be held April 27, 1999, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, the confirmation of the appointment of auditors and approval of the Milacron Inc. 1999 Employee Stock Purchase Plan.


      Continued, and to be signed and dated on reverse side


This voting direction card when properly executed will be voted     Please X
as directed by the undersigned participant. If no direction is      mark your
made, this direction card will be voted "FOR" all the nominees      votes as
for director listed in Item (1) below, "FOR" Item (2) below and     indicated
"FOR" Item (3) below.                                               in this
                                                                    example
                                                VOTES

1.-Election of Directors          NOMINEES: N.A.Armstong,
FOR all nominees   WITHHOLD                 B.H.Franklin,
(except as marked  AUTHORITY for            J.A.Pichler and
to the contrary)   all nominees             D.L.Burner (3-year
term).
                                            (To withhold
                                            authority to vote for any
                                            individual nominee,
                                            write that nominee's
                                            name on the space
                                            provided below.)

                                            __________________________

2.-Confirm appointment of Ernst & Young
LLP as independent auditors.

 FOR   AGAINST   ABSTAIN

3.-Approve the Milacron Inc. 1999 Employee Stock Purchase Plan

   FOR     AGAINST    ABSTAIN


                              Dated:....................., 1999

                              .................................
                                   Signature of Participant

                              .................................


                              Please sign your name exactly as
                              it appears hereon.

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE





                            APPENDIX II
                     GRAPHIC AND IMAGE MATERIAL
The following graphic and image material appear in the registrant's Proxy Statement in the sections designated:

ELECTION OF DIRECTORS
A photo of each director appears to the left of the printed information about that individual.